Exhibit 10.30

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDMENT NO. 4

This Amendment No. 4 (this “Amendment”) to the Collaboration and License Agreements effective October 29, 1998 between the parties hereto, as amended previously (the “Agreements”), is effective as of May 29, 2003 (the “Effective Date”) and by agreement of the parties as of the Effective Date amends the Agreements as follows:

1.                                       All capitalized terms herein shall have the same meaning as in the Agreements.

2.                                       Section 5.2.4 of the Agreements is hereby amended by adding to the end of such Section the following:

“Pharmacopeia agrees that, notwithstanding its right under the first sentence of this Section 5.2.4 to remove FTEs from the Collaboration beginning *, it shall not exercise such right prior to *. As a result, the parties agree that Pharmacopeia shall continue to provide, and Schering and SPL shall continue to fund, *. In consideration of Pharmacopeia’s agreement set forth in the preceding two sentences, *”

3.                                       The remaining terms of the Agreements, except to the extent modified by the terms of this Amendment, by the agreement letter dated March 29, 1999, by Amendment No. 1 effective April 15, 1999, Amendment No. 2 effective October 1, 1999 and Amendment No. 3 effective April 17, 2003, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives and delivered in triplicate originals on the Effective Date.

SCHERING CORPORATION		PHARMACOPEIA, INC.
By:	/s/ David Poorvin	By:	/s/ Stephen A. Spearman
	DAVID POORVIN, PH.D.		STEPHEN A. SPEARMAN, PH.D.
	Vice President		Executive Vice President and
SCHERING-PLOUGH, LTD.			Chief Operating Officer
By:	/s/ David Poorvin
DAVID POORVIN, PH.D.
Prokurist